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                                                                    EXHIBIT 23.1


[LOGO]  BAGWELL, JOSEPHS                             High Ridge Commons
        & COMPANY, L.L.C.                            Suites 400-403
        Certified Public Accountants                 200 Haddonfield Berlin Road
                                                     Gibbsboro, New Jersey 08026
                                                     P: 856-346-2828
                                                     F: 856-346-2882






          Consent of Independent Registered Public Accounting Firm

     We consent to the use in this Registration Statement on form SB-2 of our report dated October 21, 2004, relating to the financial statements of Conolog Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                     /s/ BAGELL, JOSEPHS & COMPANY, LLC

                                         BAGELL, JOSEPHS & COMPANY, LLC


Gibbsboro, New Jersey

February 17, 2005